As filed with the Securities and Exchange Commission on October 24, 2006
Registration No. 333-73856

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
Under the
Securities Act of 1933

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-0218548 (I.R.S. Employer Identification No.)

Hartsfield-Jackson Atlanta International Airport
Atlanta, Georgia 30320
(Address of Principal Executive Offices,
including Zip Code)

Comair Savings and Investment Plan
(Full title of the plan)

Leslie P. Klemperer, Esq.
Vice President - Deputy General Counsel
Delta Air Lines, Inc.
P.O. Box 20706
Atlanta, Georgia 30320-6001
(404) 715-2476
(Name, address and telephone number, including area code, of agent for service)

EXPLANATORY NOTE

On November 21, 2001, Delta Air Lines, Inc. (the “Registrant”) filed a registration statement on Form S-8 (No. 333-73856) (the “Registration Statement”). The Registration Statement registered (i) a total of 1,000,000 shares of Registrant common stock (the “Shares”) which were to be issued under the Comair Savings and Investment Plan, and (ii) an indeterminate amount of interests in such plan. The Registrant files this Post-Effective Amendment No. 1 to deregister all of the Shares and interests that remain unissued as of the date hereof.

ITEM 8.  EXHIBITS

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 24, 2006.

Delta Air Lines, Inc.

By: /s/ Edward H. Bastian Name: Edward H. Bastian Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on October 24, 2006 by the following persons in the capacities indicated.

Signature	Title

* Gerald Grinstein	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Edward H. Bastian Edward H. Bastian	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Edward H. Budd	Director

Domenico De Sole	Director

* David R. Goode	Director

Patricia L. Higgins	Director

* Arthur E. Johnson	Director

* Karl J. Krapek	Director

* Paula Rosput Reynolds	Director

* John F. Smith, Jr.	Chairman of the Board

Kenneth B. Woodrow	Director

* /s/ Edward H. Bastian Edward H. Bastian	Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of Delta Air Lines, Inc. has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erlanger, State of Kentucky, on October 24, 2006.

COMAIR SAVINGS AND INVESTMENT PLAN

By: /s/ Dan Dixon
Name: Dan Dixon
Title: Member, Administrative Committee, Comair Savings and Investment Plan
and Chief Financial Officer and Treasurer, Comair Holdings, LLC

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

24	Powers of Attorney